Exhibit 10.24

RELEASE

This Release is between Aegea Biotechnologies, Inc., a Delaware corporation (“Sanarus”) and Tauriga Sciences, Inc. and its founder Seth Shaw (collectively, “Releasors”). Each of Aegea and Releasors shall collectively be deemed to be “parties” under this Agreement, and are entering into this Agreement as of the date set forth above. RECITALS

A. Aegea and Releasors have entered into various stock transactions and other transactions and wish to reconcile any differences they may have to date.

B. In consideration for the consideration to Releasors set forth below, the Releasors wish to release Aegea from any claims Releasors may have had against Aegea.

NOW, THEREFORE, the parties agree as follows:

1. In exchange for (i) Twenty-Six Thousand Dollars ($26,000) in cash to Shaw, and (ii) the issuance of 69,552 shares of the common stock of Aegea to Tauriga Sciences, Inc., Releasors do hereby release and absolutely and forever discharge Aegea and its employees, officers, directors, agents, assignees, and other successors in interest, of and from any and all claims, demands, debts, liabilities, accounts, obligations, costs, expenses, actions and causes of action of every kind or nature whatsoever, whether now known or unknown, suspected or unsuspected, which they now have or at any time heretofore ever had against Aegea and such related persons relating to or arising from any fact, event or matter occurring at or prior to the date of this Agreement.

2. Releasors warrant and represent that they hav not sold, transferred or assigned, by operation of law or otherwise, any of the released matters.

3. It is the intention of the parties hereto in executing this agreement and in giving and receiving the consideration referred to herein that this agreement shall be effective as a full and final accord and satisfaction and general release of and from each and every released matter, known or unknown, suspected or unsuspected. In furtherance of this intention, each of the parties hereto acknowledges that he or it is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

4. The Releasors each waives and relinquishes any rights and benefits which he or it has or may have under Section 1542 of the Civil Code of the State of California to the fullest extent permitted by law. In connection with such waiver and relinquishment, Releasors each acknowledges that he or it is aware that he or it may hereafter discover claims or facts in addition to or different from those which he or it now knows or believes to exist with respect to the subject matter of this Agreement.

5. The releases and other agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, successors, assigns, employees, agents, officers, directors and attorneys of the parties.

6. This Agreement in writing constitutes the entire agreement of settlement and release between the parties, and there are no other agreements expanding or modifying its terms. The provisions of this Agreement can only be modified in a writing which expressly states that modification of this agreement is intended.

7. Each party to this Agreement has read the entire Agreement before executing it and has had the opportunity to consult with and be advised by counsel prior to executing this Agreement.

8. This Agreement shall be interpreted and enforced under the laws of the State of California, irrespective of its conflicts of laws principles.

9. In any court proceeding to enforce the rights of any party to this Agreement, the court which has jurisdiction of the matter shall have power to award reasonable attorneys’ fees to the prevailing party.

10. The parties agree to promptly perform any additional acts required to affect their intentions to fully settle and terminate the disputes and claims described above.

11. This Agreement may be executed in any number of counterparts, all of which together shall constitute one original agreement.

12. If any signatory of this Agreement is a corporation, said signatory represents and warrants that this Agreement and the undersigned’s execution of this Agreement have been duly authorized and approved by the corporation’s Board of Directors, if required. The undersigned officers and/or representatives further represent and warrant that they possess full authority to execute this Agreement on behalf of the corporation(s).

Aegea Biotechnologies, Inc.
By:
Stella Sung, Chief Business Officer

Releasors

Tauriga Sciences, Inc.

By:
Seth Shaw, CEO

Seth Shaw, individually

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